Exhibit 10.21(a)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXCLUSIVE START-UP LICENSE AGREEMENT BETWEEN

CYTOCARDIA, INC. AND

UNIVERSITY OF WASHINGTON

FOR

[***]

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	LICENSE GRANT. Subject to the terms and conditions of this Agreement:	4

3.	RIGHTS OF UNIVERSITY; LIMITATIONS	5

4.	APPLICATIONS AND PATENTS	6

5.	COMMERCIALIZATION	6

6.	PAYMENTS, REIMBURSEMENTS, REPORTS, AND RECORDS	7

7.	INFRINGEMENT	8

8.	LICENSED RIGHTS VALIDITY	9

9.	TERMINATION	9

10.	RELEASE, INDEMNIFICATION, AND INSURANCE	11

11.	WARRANTIES	11

12.	DAMAGES	12

13.	GENERAL PROVISIONS	12

Exhibit A		18

Exhibit B		21

Exhibit C		22

EXCLUSIVE START-UP LICENSE AGREEMENT

This Exclusive License Agreement (“Agreement”), is dated and effective as of the date of last signature (the “Effective Date”), and is made and entered into between the University of Washington, a public institution of higher education and an agency of the state of Washington, acting through UW CoMotion, (“University”), and Cytocardia, Inc., a corporation organized under the laws of the State of Delaware (“Company”).

BACKGROUND

A. Certain innovations relating to [***] were made in the laboratories of Ors. Charles E. Murry, [***] (each a “Principal Investigator”), in conjunction with investigators at the University of Cambridge (“Cambridge”).

B. University owns or co-owns certain intellectual property rights in such innovations, patents, and patent applications as listed in Exhibit A (Startup License Schedule) to this Agreement and University has the right to license to others certain rights to use and practice such intellectual property. University is willing to grant those rights so that University innovation may be developed for use in the public interest.

University and Cambridge entered into an inter-institutional agreement with an effective date of September 8, 2017 with a University Reference [***] (“IIA”) whereby [***] has sole control to file, prosecute, maintain, and otherwise protect Licensed Patents with the University Reference designation [***] in Section Al of Exhibit A which are co-owned by University and Cambridge and for which [***] has the sole responsibility to seek licensees and grant rights to such Licensed Patents.

C. Company desires that University grant it an exclusive license under such intellectual property rights, and University is willing to grant such a license, on the terms set forth in this Agreement.

AGREEMENT

The Parties agree as follows:

1. DEFINITIONS

“Acquisition” means (a) the sale by Company of all, or substantially all of, its assets to a Third Party in an arm’s length transaction, (b) the sale, transfer, or exchange by the shareholders, partners, or equity owners of Company of a majority interest in Company’s outstanding stock in an arm’s length transaction to a Third Party, or (c) the merger of Company with a Third Party at arm’s length; provided, however, that in no event will any bona fide equity financing for the primary purpose of raising capital for corporate purposes be considered an Acquisition under this Agreement.

“Acquisition Consideration” means all consideration received by Company for the first Acquisition to occur after the Effective Date (but does not include any consideration received for any subsequent Acquisition).

“Combination Product” means a product or service sold in a form containing a Licensed Product and at least one other product, service, component, or ingredient, which could be sold separate and apart from the Licensed Product and which is not required for the function of the Licensed Product.

“Confidential Information” means any information or materials of a Party not generally known to the public, including any information comprised of those materials and· Company’s business plans or reports. Confidential Information does not include any information that: (a) is, or becomes, part of the public domain through no fault of receiving Party; (b) is known to receiving Party prior to the disclosure by the disclosing Party, as evidenced by documentation; (c) is publicly released as authorized under this Agreement by University, its employees or agents; (d) is subsequently obtained on a non-confidential basis by a receiving Party from a Third Party who is authorized to have and disclose such information; or (e) is independently developed by a receiving Party without reliance on any portion of the Confidential Information received from the disclosing Party and without any breach of this Agreement as evidenced by documentation.

“Distributor” means a distributor, reseller or OEM to which a Licensed Party sells a Licensed Product for resale of Licensed Product by the Distributor, and where Distributor has no other rights with respect to the Licensed Rights other than to resell or otherwise distribute Licensed Products (including but not limited to integrated or bundled with other products or services), and for which resale or distribution such Licensed Party receives no further consideration (including but not limited to royalties and/or commissions) beyond the price for the initial sale of Licensed Product to the Distributor.

“Event of Force Majeure” means an unforeseeable act that prevents or delays a Party from performing one or more of its duties under this Agreement and that is outside of the reasonable control of the Party. An Event of Force Majeure includes acts of war or of nature, insurrection and riot, and labor strikes. An Event of Force Majeure does not include a Party’s inability to obtain a Third Part y’s consent to any act or omission, unless the inability was caused by a separate Event of Force Majeure.

“Fair Market Value” means the average price at which the stock in question is publicly trading for [***] days prior to the announcement of its purchase by the Sublicensee(s), or, if the stock is not publicly traded, the value of such stock as determined in good faith by the board of directors of Company or Sublicensee.

“Field of Use” means for Licensed Patents Group 1 (as listed on Exhibit Al.1 (Licensed Patents)) : all fields of use; for Licensed Patents Group 2: [***] and for Licensed Patents Group 3: [***].

“Fully-Diluted Shares” means the tot al number of Shares issued and outstanding or reserved for issuance assuming the exercise or conversion of all securities convertible into Shares.

“lmprovements” means patentable inventions that (a) are owned by University after the Effective Date and not encumbered by Third Party rights that would prevent delivery to Company, (b) would require a license under the exclusively Licensed Rights to practice, and (c) were developed in the laboratory of the Principal Investigator, and identified to UW CoMotion as Improvements falling under this Agreement.

“Licensed Clinical Trial Information” means a copy of all data and regulatory information that (a) is developed or otherwise obtained by a University Principal Investigator in relation to [***], (b) is reasonably useful or required for Company’s submission of [***] for a Licensed Product, (c) is not covered by Third Party rights that would prevent delivery to Company, and (d) upon Company’s request, is disclosed to UW CoMotion together with all required University approvals for including such copy of all data and regulatory information.

“Licensed Know-How” means University knowledge or intangible work that : (a) was developed in the laboratory of Principal Investigator, (b) exists as of the Effective Date, (c) is relevant to utilizing any of the Licensed Patent s, (d) is unpublished, (e) is not subject to patent protection, and (f) is not covered by Third Party rights that would prevent delivery to Company.

“Licensed Party” means Company or any of its Sublicensees.

“Licensed Patents” means (a) the patents and patent applications listed in Exhibit Al (Licensed Patents), all (b) divisions, continuations, and claims in continuations-in-part that are entitled to claim priority to, or that share a common priority claim with, any item listed on Exhibit Al (Licensed Patents); (c) extensions (including supplemental protection certificates), registrations, confirmations, renewals, substitutes, re-examinations and re-issues of any of the items in (a) or (b); (d) foreign counterparts of any of the items in (a), (b), or (c) wherever and whenever filed; and (e) any corresponding patents issued or granted with respect to the foregoing (b) through (d).

“Licensed Product” means any method, process, composition, product, service, or component part thereof that would, but for the granting of the rights set forth in this Agreement, infringe a Valid Claim contained in the Licensed Patents.

“Licensed Rights” means all rights granted to Company under Section 2 (License Grant) of this Agreement.

“Net Sales” means the gross amount received by a Licensed Party from Distributors, customers, end users and other Third Parties for sales, leases, and other dispositions of Licensed Products, less [***]. On sales of Licensed Products made in other than an arm’s length transaction, the value of the Net Sales attributed to such transaction will be equal to the Net Sales that would have been received in an arm ‘s length transaction, based on sales of like quantity and quality of Licensed Products sold on or about the time of the transaction. Net Sales does not include [***]. For avoidance of doubt Net Sales are calculated on sales by Company or Sublicensee to Distributor, and not on the subsequent sale by Distributor.

“New Patent Applications” means patents and patent applications which claim Improvements and that the Company elects under Section 2.4 (Improvements) to include in the Licensed Patents.

“Parties” means University and Company and “Party” means either University or Company.

“Patent Expenses” means all documented and reasonable costs (including attorneys’ and application fees) incurred by [***] in accordance with this Agreement to apply for, prosecute and maintain Licensed Patents, including but not limited to the costs of interferences, oppositions, interpartes review and re-examinations. Patent Expenses include reimbursement for in-house costs to apply for, prosecute and maintain Licensed Patents, provided they are for activities that would otherwise have been performed by outside counsel at an equal or greater expense.

“Performance Milestone” means any of the milestones described in Section A2 (Performance Milestones) of attached Exhibit A (Start-Up License Schedule).

“Performance Milestone Date” means the date by which a Performance Milestone is to be achieved as set forth in Section A2 “Performance Milestones” of attached Exhibit A (Start-Up License Schedule), as such date may be extended pursuant to Sect ion 5.1 (Performance Milestones) or otherwise agreed upon by the Parties.

“Permitted Sublicense” means any arm’s length agreement between a Licensed Party and a Third Party manufacturer, contract research organization, or contract researcher/ developer with whom such Licensed Party contracts for manufacture, research or development of Licensed Products on Licensed Party’s behalf. Such Third Party has no other rights with respect to the Licensed Rights other than to manufacture, research or develop on behalf of such Licensed Party.

“Permitted Sublicensee” means a Third Party holding a Permitted Sublicense.

“Qualified Financing” means one or more offerings of equity securities of Company (whether common or preferred stock, options, warrants or notes convertible into common stock) issued for cash (or cash equivalent s), the aggregate proceeds of which equals or exceeds the Qualified Offering Proceeds; provided that a Qualified Financing refers solely to the first offering (or offerings) in which the Company raises the Qualified Offering Proceeds.

“Qualified Offering Proceeds” means [***].

“Sales Report” means a report in substantially the form set forth in Exhibit B (Royalty Report Form).

“Shares” means the Company’s common stock.

“Sublicense” means the grant by Company or a Sublicensee to a Third Party of any license, option, first right to negotiate, or other right granted under the Licensed Rights, in whole or in part. The grant of the right to resell to a Distributor and the grant of a license or other right to use a Licensed Product to an end-user, where the end user has no other rights with respect to the Licensed Rights other than to be an end user of the Licensed Pro duct, will not be a Sublicense and will be treated under Net Sales.

“Sublicensee” means a Third Party holding a Sublicense under the Licensed Rights.

“Sublicense Consideration” means all consideration, but excluding royalties on Net Sales, received by Company from each Sublicensee for the grant of a Sublicense. For avoidance of doubt, consideration paid to Company by Sublicensees for the following shall not be deemed Sublicense Consideration: [***].

“Territory” means worldwide.

“Third Party” means an individual or entity other than University and Company.

“Valid Claim” means (a) a claim in an issued, unexpired United States or granted foreign patent included in the Licensed Patents that: (i) has not been held invalid, unpatentable, or unenforceable by a decision of a. court or other governmental agency of competent jurisdiction and not subject to appeal, (ii) has not been admitted to be invalid or unenforceable through reissue, interpartes review, disclaimer, or otherwise, (iii) has not been lost through an interference; reexamination, or reissue proceeding; or (b) a pending claim of a pending patent application included in the Licensed Patents.

Additional Definitions. The following capitalized terms have the meanings set forth in the corresponding sections of this Agreement, as described below.

Defined Term	Section
“Accountants”	6.5.1
“Acquisition Fee”	A3.6
“Act”	13.3.3
“Agreement”	Preamble

“Assignee”	A3.4.l
“BLA”	A2
“Cambridge”	Background
“Claim”	10.2
“Company”	Preamble
“Dispute Notice”	13.4
“Effective Date”	Preamble
“Future Patent Expenses”	A3.7.1
“IIA”	Background
“lndemnitee”	10.2
“Initial Notice Period”	9.8
“Past Patent Expenses”	A3.7.2
“Patent Reimbursement Date”	A3.7.1
“Principal Investigator”	Background
“Sell-Off Period”	9.6
“Subsidiaries”	2.7
“University”	Preamble

2. LICENSE GRANT. Subject to the terms and conditions of this Agreement:

2.1. Patent License. University hereby grants to Company an exclusive (subject only to any rights of the government described in Section 2.6 “The United States Government’s Rights” and to rights of University and Cambridge described in Section 3 “Rights of University, Limitations”) license under the Licensed Patents to make, have made on Company’s behalf, use, offer to sell, sell, offer to lease or lease, import, or otherwise offer to dispose of Licensed Products in the Territory in the Field of Use. Unless otherwise terminated under Section 9 (Termination), the term of this patent license will begin on the Effective Date and will continue until all Valid Claims expire or are held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

2.2. Know-How and Clinical Trial Information License. University hereby grants to Company a non-exclusive, worldwide license to use Licensed Know-How and Licensed Clinical Trial Information. Unless otherwise terminated under Section 9 (Termination), the term of this license will begin on the Effective Date and will continue until all rights under Licensed Patents are terminated or have expired.

2.3. Sublicense Rights. Company and Sublicensees shall have the right, exercisable during the term of this Agreement, to Sublicense the exclusively Licensed Rights under this Agreement. Company and Sublicensees may also during the term of this Agreement sublicense its rights in non-exclusively Licensed Rights, but only for the purpose of using in conjunction with exclusively Licensed Rights. Company may not grant Sublicensees the right to enforce Licensed Rights. Company will remain responsible for its obligations under. this Agreement. Except for Permitted Sublicensees, Company shall ensure that the Sublicense agreement: (a) contains terms and conditions that require Sublicensee to comply with the terms and conditions of this Agreement applicable to Sublicensees, including a release substantially similar to that provided by Company in Section 10.1 (Company’s Release); a warranty substantially similar to that provided by Company in Section 11.1 (Authority); University disclaimers and exclusions of warranties under Sections 11.4 and 11.5 (Disclaimers and Intellectual Property Disclaimers); and limitations of remedies and damages substantially similar to those provided by Company in Sections 12.1 (Remedy Limitation) and 12.2 (Damage Cap); (b) specifically incorporates provisions of this Agreement regarding obligations pertaining to indemnification, use of names and insurance. Company will provide University with a copy of the executed Sublicense, excluding any Permitted Sublicense agreement, within [***] days after its execution. Company will not enter into any Sublicense agreement if the terms of such agreement are inconsistent in any material respect with the material terms of this Agreement. Any Sublicense made in violation of this Section 2.3 (Sublicense Rights) will be void and will constitute an event of default that requires remedy under Section 9.2 (Termination by University).

2.4. Improvements. For a period of [***] months after the Effective Date, University will provide reasonable written notice to Company of any Improvements to the Licensed Patents. Company will have the option, exercisable within [***] days of receipt of University’s notice of such Improvement, to add such Improvements to the Licensed Patents. If Company exercises its option to add Improvements to the Licensed Patents, the Licensed Patents thereafter will include the applicable New Patent Applications, and the Parties will revise Exhibit A (Start-Up License Schedule) to include such Improvements.

2.5. Limitation of Rights. No provision of this Agreement grants to Company, by implication, estoppel or otherwise, any rights other than the rights expressly granted it in this Agreement under the Licensed Rights, including any license rights under any other University-owned or Cambridge-owned technology, copyright, know-how, patent applications, or patents, or any ownership rights in the Licensed Rights.

2.6. The United States Government’s Rights. Inventions covered in the Licensed Patents arose, in whole or in part, from federally supported research and the federal government of the United States of America has certain rights in and to such inventions as those rights are described in Chapter 18, Title 35 of the United States Code and accompanying regulations, including Part 401, Chapter 37 of the Code of Federal Regulation. The Parties’ rights and obligations under this Agreement to any government-funded inventions, including the grant of license set forth in Section 2.1 (Patent License), are subject to the applicable terms of the aforementioned United States laws. The U.S. Government is entitled, as a right, under these Chapters: (a) to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the U.S. Government any of the federally funded inventions throughout the world and (b) to exercise march in rights on the federally funded invent ions. Company further agrees that, to the extent required by Title 35 Section 204 of the United States Code, it will substantially manufacture in the United States of America all products embodying or produced through the use of a federally funded invention.

2.7. Rights to Wholly Owned Subsidiaries of Company. Company may extend rights granted to Company under this Agreement to wholly owned subsidiaries (“Subsidiaries”) of Company, provided that (a) Company is responsible for all acts of such Subsidiaries as if they were acts of the Company, (b) such Subsidiary is bound to perform all obligations to University of this Agreement other than making payments pursuant to Section 6 (Payments, Reimbursements, Reports, and Records), as if such Subsidiary were Company, and (c) Company reports to University pursuant to Section 13,10 (Notices) that such Subsidiary will be exercising rights under this Agreement prior to such Subsidiary exercising any such rights under this Agreement. For avoidance of doubt, Company may perform any obligation of Subsidiary on Subsidiary’s behalf.

3. RIGHTS OF UNIVERSITY; LIMITATIONS

3.1. University’s Rights. University reserves all rights not expressly granted to Company under this Agreement. University retains for itself as well as Cambridge and any other not-for-profit academic research institutions, an irrevocable, nonexclusive right to practice Licensed Rights for academic research, instructional, or any other academic or non-commercial purpose. University retains for itself an irrevocable, nonexclusive license to practice Licensed Rights for clinical purposes. Cambridge retains for itself an irrevocable, nonexclusive license to practice the University and Cambridge co-owned Licensed Rights, with the University Reference designation [***], for clinical purposes. Expressly included within this University reservation of rights is to do the following in connection with academic research, instructional, or any of her academic or non-commercial purposes: (a) to use the Licensed Rights in sponsored research or collaborative research with any Third Party, but not for any commercial purpose, and only to the extent that no such Third Party is granted any commercialization rights of any kind under the Licensed Rights or to commercialize Licensed Products, (b) to grant material transfer agreements to the extent that the use of such materials is restricted to academic research, teaching and or to her scholarly activities, and (c) to publish any information included in the Licensed Rights or any other information that may result from University’s or Cambridge’s research.

3.2. Sublicensing Opportunities. If a Third Party notifies University that it wishes to license any of the exclusively licensed Licensed Rights in any field or territory in which Company is unable or unwilling to develop and market a Licensed Product, University will notify Company in writing of su.ch Third Party’s wish to obtain such license, and Company will have good faith discussions with such Third Party regarding the terms and conditions under which such Sublicense could be obtained. Company will not be obligated to provide such sublicense where it interferes with Company’s business strategy; however, Company will not unreasonably withhold such Sublicense.

3.3. Reservation of Rights for Humanitarian Purposes. Consistent with 35 U.S.C. §200 et se q., University retains the right to require Company to grant Sublicenses to responsible applicants in the Field of Use under the Licensed Patents on terms that are reasonable under the circumstances; or, if Company fails to grant a license, to grant the license itself. The exercise of these rights by University will only be in exceptional circumstances and only if University determines (a) the action is necessary to meet health or safety needs that are not reasonably satisfied by

Company; or (b) the action is necessary to meet requirements for public use specified by federal regulations, and such requirements are not reasonably satisfied by Company. University will not require the granting of a sublicense, and will not grant the license itself, unless the responsible applicant has first negotiated in good faith with Company. Company shall be entitled to use the dispute resolution mechanisms of Section 13.4 (Escalation, Dispute Resolution), including seeking an injunction from the court if mediation is unsuccessful, if Company wishes to dispute that University should be entitled to exercise its rights under this Section 3.3.

4. APPLICATIONS AND PATENTS.

4.1. Pre-Agreement Patent Filings. Company has reviewed the Licensed Patents and as of the Effective Date is not aware of any basis to challenge or dispute the inventorship, validity, or enforceability of any of the claims made in the Licensed Patents.

4.2. Patent Prosecution Decisions. University and Company will consult on the preparation, filing and prosecution of the Licensed Patents (including, without limitation, on the selection of patent counsel). Patent counsel will be directed to deliver to [***] all written and electronic communications to and from all patent off ices and foreign counsel, and provide summaries of oral communications with patent off ices. Provided [***] is in compliance with [***] directions regarding patent preparation, filing and prosecution will be followed unless detrimental to [***] intellectual property rights. University and Company will consult prior to deciding in which countries to pursue patent protection and provided [***] is in compliance with [***], patents will be filed in all countries [***] designates. Costs for interferences, oppositions, interpartes review, re-examinations and other complex and expensive patent-related proceedings will be incurred only in consultation with [***]. [***] acknowledges the key role and value of the Licensed Patent portfolio to [***] and the need for timely review and exchange of information between [***] and [***] prior to Licensed Patent portfolio decisions. Notwithstanding any other terms of this agreement, [***] will remain the client of record, and may at its own expense instruct patent counsel to take actions necessary to protect [***] intellectual property rights, if in [***] reasonable opinion, [***] actions will result in a loss of rights; provided that for any such actions, if [***] declines to reimburse [***] pursuant to Section A1.1 (Licensed Patents), those applications and result ant patents will not be subject to this Agreement. In no event will [***] file a patent application where all of the inventors are under University policy obligated to assign their rights in such patent application to University.

4.3. Assumption of Patent Prosecution and Maintenance. Provided [***] is in compliance with Section A3.7 (Patent Expense Payment of Exhibit A (Start-Up License Schedule), [***] will take all commercially reasonable steps to cause patents and patent applications within the Licensed Patents to be diligently prosecuted and maintained. If [***] is in compliance, and [***], against [***] instructions, decides to abandon or allow to lapse any patent application or any claim of any patent included in the Licensed Patents or not pursue patent protection for any foreign patent mutually agreed upon by the Parties under Section 4.2 (Patent Prosecution Decisions), [***] will notify [***] at least [***] days before such decision would be effective, and [***] will have the right to file, prosecute, and maintain, as applicable, such patent or patent application at [***] expense provided [***] shall keep [***] informed of such activity. [***] may thereafter abandon or allow to lapse any or all patents or patent applications for which it is responsible. [***] will notify [***] of any abandoned or lapsed patents within [***] days of such abandonment or lapse.

5. COMMERCIALIZATION

5.1. Performance Milestones. [***]. Unless an extension is provided due to an Event of Force Majeure during the term of this Agreement, Company shall perform, or shall cause to happen or be performed, the Performance Milestones in accordance with the Performance Milestone Dates. Upon the occurrence of an Event of Force Majeure, the Performance Milestones and Performance Milestone Dates shall be equitably adjusted to accommodate the Event of Force Majeure.

5.2. Renegotiation of Performance Milestones. If Company determines that it will be unable to achieve a Performance Milestone by the applicable Performance Milestone Date, Company will so notify University in advance of the Performance Milestone Date, and, providing Company demonstrates it is diligently pursuing commercialization of at least one Licensed Product, the Parties will negotiate an appropriate new Performance Milestone and/or related Performance Milestone Date in good faith. If the Parties are unable to agree on a renegotiated Performance Milestone within [***] days after commencing negotiations, and the relevant Performance Milestone Date has passed without achievement of such Performance Milestone, then University may proceed with its termination rights under Section 9.2 (Termination by University), subject to both Company and University having the right to seek mediation under Section 13.4 (Escalation; Dispute Resolution). If Company fails to notify University of Company’s inability to achieve a Performance Milestone in advance of the Performance Milestone Date and demonstrates it is diligently pursuing commercialization of at least one Licensed Product, then University and Company will negotiate in. good faith an appropriate new Performance Milestone and/or related Performance Milestone Date during the [***] day cure period under Section 9.2 (Termination by University).

5.3. Commercialization Reports. Throughout the term of this Agreement and during the Sell-Off Period, and within [***] days of December 31st of each year, Company will deliver to University written reports of Company’s and Sublicensees’ efforts and plans to develop and commercialize the innovations covered by the Licensed Rights and to make and sell Licensed Products. Company will have no obligation to prepare commercialization reports in years where (a) Company delivers to University a written Sales Report with active sales, and (b) Company has fulfilled all Performance Milestones. In relation to each of the Performance Milestones, each commercialization report will include sufficient information to demonstrate achievement of those Performance Milestones and will set out timeframes and plans for achieving those Performance Milestones which have not yet been met.

5.4. Company Information. Once per year, until University no longer has Shares in Company, Company shall provide [***]. Throughout the term of this Agreement, Company shall provide the names of, and sufficient contact information to identify, any Sublicensees (including any Permitted Sublicensees) within [***] days of University’s written request. Upon University’s inquiry, Company will provide information on [***].

6. PAYMENTS, REIMBURSEMENTS, REPORTS, AND RECORDS.

6.1. Payments. Company will deliver to University the payments specified in Section A3 (Payments) of attached Exhibit A (Start-Up License Schedule). Company will make such payments by check, wire transfer, or any other mutually agreed-upon and generally accepted method of payment. Payments are non-refundable. All checks to University will be made payable to [***] and will be mailed to the address specified in Section 13.10 (Notices) and will reference [***].

All wire or electronic fund transfers must be confirmed via email referencing the above agreement number to: [***]

Wire transfers: [***]	Electronic Fund Transfer (ACH): [***]

6.2. Currency and Checks. All computations and payments made under this Agreement will be in United States dollars. The exchange rate for the currency into dollars as reported in The Wall Street Journal as the New York foreign exchange mid-range rate on the last business day of the month in which the transaction was entered into will be used for determining the dollar value of transactions conducted in non-United States dollar currencies.

6.3. Late Payments. University may charge Company a late fee for all amounts owed to University that are more than [***] days overdue. The late fee will be computed as [***]%, compounded monthly, as set forth by The Wall Street Journal (Western edition) on the date on which the payment is due, of the outstanding, unpaid balance. The payment of a late fee will not foreclose or limit University from exercising any other rights it may have as a consequence of the lateness of any payment.

6.4. Sales Reports. Within [***] days after the last day of each calendar quarter commencing the calendar quarter after the Company effects its first commercial sale of a Licensed Product and during the term of this Agreement and the Sell-Off Period, Company will deliver to University the Sales Report setting forth the number of and Net Sales amount (expressed in U.S. dollars) of all sales, leases, or other dispositions of Licensed Products, whether made by Company or a Sublicensee, during such calendar quarter. Included in each sales report will be the name of each Distributor, and the number and type of Licensed Product sold, leased, or otherwise provided to such Distributor. After the first commercial sale of a Licensed Product in the Territory, Company will deliver a written Sales Report to University even if Company is not required hereunder to pay to University a royalty payment during the calendar quarter. Company shall provide the names of Sublicensees (including names of Permitted Sublicensees) within [***] days at University’s written request.

6.5. Books and Records. Throughout the term of this Agreement and for [***] years thereafter, Company, at its expense, will keep and maintain and shall cause each Sublicensee other than Permitted Sublicensees to keep and maintain complete and accurate records of all sales, leases, and other dispositions of Licensed Products and all other records related to this Agreement.

6.5.1. Audit Rights. Company will permit at the request of University (not to be made more than once in any given calendar year), one or more independent, certified accountants selected by University and reasonably acceptable to Company (which acceptance shall not be unreasonably withheld or delayed) (“Accountants”) to have access to Company’s records and books of account pertaining to calculation of Net Sales and payment of any other amounts owed under this Agreement. Account ants‘ access will be during ordinary working hours to audit Company’s records for any payment period ending prior to such request, the correctness of any Sales Report or payment made under this Agreement, or to obtain information as to the payments due for any period in the case of failure of Company to report or make payment under the terms of this Agreement or to verify Company’s compliance with its payment obligations hereunder. Accountants will sign Company’s standard non-disclosure agreement provided it is reasonable to the industry in which Company operates. Company shall cause each Sublicensee, other than Permitted Sublicensees, that manufactures, sells, leases, or otherwise disposes of Licensed Products on behalf of Company to grant University the right to inspect and audit Sublicensee’s records.

6.5.2. Scope of Disclosure. Accountants will not disclose to University any information relating to the business of Company except that which is necessary to inform University of: (a) the accuracy or inaccuracy of Company’s Sales Reports and payments; (b) compliance or noncompliance by Company with the terms and conditions of this Agreement; or (c) the extent of any inaccuracy or noncompliance. A copy of the Accountants’ report will be provided to Company.

6.5.3. Accountant Copies. If Accountants believe there is an inaccuracy in any of Company’s payments or noncompliance by Company with any terms and conditions, Accountants will have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account.

6.5.4. Costs of Audit. If Company’s payments calculated for any calendar quarter are under-reported by more than [***]%, the [***] of any audit and review initiated by University will be borne by Company; otherwise, University shall bear [***] of any audit initiated by University.

7. INFRINGEMENT

7.1. Notice of Third Party’s Infringement. If a Party learns of substantial, credible evidence that a Third Party is infringing exclusively Licensed Rights, that Party will promptly deliver written notice of the possible infringement to the other Party, describing in detail all relevant information to which that Party has access or control suggesting infringement of the exclusively Licensed Rights.

7.2. Company’s Right to Enforce. During the term of this Agreement, [***] has the first right to respond to, defend, and prosecute in its own name, and at its own expense, actions or suits relating to the exclusively Licensed Rights. [***] may request in writing that [***] take action against known infringer. If required by law or otherwise legally necessary for such action to proceed, [***] may request that [***] be joined as a party plaintiff and [***] will consider such request in good faith, such request not to be unreasonably denied, provided that (a) [***] must notify [***] at least [***] days before [***] files suit, and (b) [***] will reimburse [***] for all reasonable legal fees and costs incurred by [***] in connection with such action. [***] will not settle any suits or actions in any manner relating to the Licensed Rights that is detrimental to the [***] or to the scope or validity of Licensed Rights, without obtaining the prior written consent of [***], which consent shall not be unreasonably withheld or delayed.

7.3. Distributions. Out of any Sublicense fees, royalties, damages, awards, or settlement proceeds from any settlement or judgment for infringement of Licensed Rights, [***] is allowed to first recover [***]. Any payment by an alleged infringer that, under the terms of the applicable settlement agreement or judgment, (a) [***] and (b) [***] will be handled according to [***]. Any remaining proceeds will be distributed [***]% to Company and [***]% to University.

7.4. Limitation on Infringement Actions. Excluded from the rights granted herein is the right to bring an infringement action against a not-for-profit entity for infringement of the License Rights in carrying out not-for-profit research.

7.5. University Right to Institute Action. If [***] fails, within [***] days of receiving of the [***] written request to take action against an alleged infringer of exclusively Licensed Rights, to secure cessation of the infringement, institute suit against the infringer, or to provide to [***] satisfactory evidence that [***] is engaged in bona fide negotiations for the acceptance by infringer of a Sublicense to the relevant Licensed Rights, then [***] may, upon written notice to [***], assume full right and responsibility to secure cessation of the infringement or institute suit against the infringer, or secure acceptance of a [***] by [***] from the alleged infringer in the relevant Licensed Patents. If [***], in accordance with the terms and conditions of this Agreement, chooses to institute suit against an alleged infringer, [***] may bring such suit in its own name (or, if required by law, in its and [***] name) and at its own expense, and [***] will, but at [***] expense for [***] direct associated expenses, fully and promptly cooperate and assist [***] in connection with any such suit. All license fees, royalties, damages, awards, or settlement proceeds arising from such a [***]-initiated action will be solely for the account of [***].

7.6. No Obligation to Institute Action. Neither Company nor University is obligated under this Agreement to institute or prosecute a suit against any alleged infringer of the Licensed Rights.

8. LICENSED RIGHTS VALIDITY

8.1. Notice and Investigation of Third Party Challenges. If any Third Party challenges the validity or enforceability of any of the Licensed Rights, the Party having such information will immediately notify the other Party.

8.2. Third Party Actions. In the event of a Third Party legal action challenging the validity or enforceability of any of the exclusively Licensed Rights, [***] in its sole discretion will have the right to assume and control the sole defense of the claim at [***] expense. [***] will not settle any suits or actions in any manner relating to the Licensed Rights without obtaining the prior written consent of [***], which consent shall not be unreasonably withheld or delayed; provided, however, that the Parties agree that loss of University’s intellectual property rights is a reasonable reason to withhold consent. Further, if [***] is not diligently protecting University’s intellectual property rights, or if [***] does not elect to assume and control the sole defense of the Third Party legal action within [***] days after becoming aware of challenge, [***] will have the right to assume the defense of the action at its own expense. [***] will not settle any suits or actions in any manner relating to the Licensed Rights without considering in good faith any comments from [***].

8.3. Enforceability of Licensed Rights. Notwithstanding challenge by any Third Party, any Licensed Right will be enforceable under this Agreement until such Licensed Right is determined to be invalid.

9. TERMINATION

9.1. End of Term. This Agreement will expire, unless terminated earlier as provided in this Section 9 (Termination), without further action by the Parties, when all Licensed Rights have terminated or expired pursuant to Section 2 (License Grant), and all obligations due to University based on the exercise of such Licensed Rights have been fulfilled.

9.2. Termination by University. If Company materially breaches or fails to perform one or more of its material duties under this Agreement, University may deliver to Company a written notice of default, which notice will (a) state that it is a notice of default, (b) state that University intends to terminate this Agreement if the default is not cured in [***] days, and (c) identify the material duty or duties to which such default relates. Subject to Section 13.4 (Escalation; Dispute Resolution), University may terminate this Agreement by delivering to Company a written notice of termination if the default has not been cured within [***] days of the delivery to Company of the notice of default; provided, however, if Company can reasonably demonstrate to University that it is proceeding diligently and in good faith to cure such default but cannot do so within such [***] day period, University will extend such cure period for another [***] day period, or such longer period approved by University.

9.3. Events of Default. University may terminate this Agreement by delivering to Company a written notice of termination at least [***] days prior to the date of termination if Company (i) permanently ceases operations; (ii) voluntarily files or has filed against it a petition under applicable bankruptcy or insolvency laws that Company fails to have released within [***] days after filing; (iii) proposes any dissolution, composition, or financial reorganization with creditors or if a receiver, trustee, custodian, or similar agent is appointed; (iv) makes a general assignment for the benefit of creditors; or (v) if Company challenges the validity of the Licensed Patents.

9.4. Disputing Events of Default. Notwithstanding the foregoing, if Company disputes that a default has occurred as contemplated above or that a default has not been cured, Company may use the dispute resolution mechanism out lined in Section 13.4 (Escalation; Dispute Resolution).

9.5. Termination by Company. Company may terminate this Agreement at any time by delivering to University a written notice of termination at least [***] days prior to the effective date of termination. In addition, Company may propose to terminate certain of its Licensed Rights hereunder by delivering to University a written notice of termination accompanied by a proposed written amendment to this Agreement at least [***] days prior to the effective date of termination of such Licensed Rights. For clarity, such amendment will become effective upon execution of such amendment by University and Company and shall not be unreasonably withheld or delayed.

9.6. Effect of Termination. Upon termination of this Agreement, the Licensed Rights granted (including any and all rights granted under the Licensed Rights to Sublicensees including Permitted Sublicensees) will terminate. However, no end-user rights shall terminate as a result of termination of this Agreement. Company’s obligations that have accrued prior to the effective date of termination or expiration of this Agreement (including but not limited to the obligations under Section 6 (Payments, Reimbursement s, Reports, and Records) will survive termination of this Agreement. Sublicenses will terminate unless converted into a direct license with University pursuant to Section 9.8 (Sublicenses After Termination). Notwithstanding any such termination of this Agreement, subject to being in compliance with Section 6 (Payments, Reimbursements, Reports, and Records) of this Agreement at the time of termination, and subject to ongoing compliance with obligations under Section 6 (Payments, Reimbursements, Reports, and Records), Company and any Sublicensees and Distributors may sell or otherwise dispose of existing inventory of Licensed Products for a period of [***] days after the effective date of termination of this Agreement (“Sell-Off Period”). Company will provide notification if Company, or any Sublicensees or Distributors, will be exercising their rights to continue selling inventory pursuant to the Sell-Off Period. Company, Sublicensees, and Distributors will destroy any existing Licensed Know-How or Licensed Clinical Trial Information in their possession, and provide written notification of said destruction to University within [***] days of either the effective date of termination or the end of the Sell-Off Period if University has been notified pursuant to the preceding sentence.

9.7. Final Report to University. Within [***] days after the end of the calendar quarter following either the expiration or termination of either this Agreement or the Sell-Off Period, whichever is later, Company will submit a final Sales Report to University. Any payment obligations accrued prior to such termination or expiration, including those incurred but not yet paid, will become due and payable at the same time as this final Sales Report is due to University.

9.8. Sublicenses After Termination. At any time within [***] days following termination of this Agreement, a Sublicensee may notify University that it wishes to enter into a direct license with University in order to retain its rights to the Licensed Rights granted to it under its Sublicense (such [***] period following termination, the “Initial Notice Period”). Following receipt of such notice, University and Sublicensee will enter into a license agreement the terms of which will be substantially similar to the terms of this Agreement. The scope of the direct license, the licensed territory, and the duration of the license grant will be comparable to the corresponding terms granted by Company to such Sublicensee; provided that such Sublicensee will be granted at least the same scope of rights as it obtained from Company under its Sublicense. For the sake of clarity, the financial terms, including without limitation, the running royalty rate and milestone payments, will be identical to the corresponding financial terms set forth in this Agreement, provided University shall consider in good faith reducing the non-running royalty financial payments where there are multiple direct licensees or such direct licensee has a reduced scope compared with this Agreement. Notwithstanding the foregoing, each Sublicensee’s right to enter into such direct license will be conditioned upon:

9.8.1. Written Notification to University. Such Sublicensee informing University in writing, pursuant to Section 13.10 (Notices), that it wishes to enter into such direct license with University, within the Initial Notice Period;

9.8.2. Subficensee in Good Standing. Such Sublicensee being in good standing with Company under its Sublicense, and such Sublicense not being the subject of a dispute between Sublicensee and Company, or between Company and University under this Agreement;

9.8.3. Valid Sublicense. Such Sublicense having been validly entered into by Company and Sublicensee pursuant to the terms of Section 2.3 (Sublicense Rights);

9.8.4. Sublicensee Certification that Conditions are Satisfied. Such Sublicensee using reasonable efforts to certify or otherwise demonstrate that the conditions set forth in Subsections 9.8.1 (Written Notification to University), 9.8.2 (Sublicensee Good Standing), and 9.8.3 (Valid Sublicense) have been met within [***] days of expiration of the Initial Notice Period (or within such longer period of time as University agrees is reasonable under the circumstances, based on the nature and extent of any documentation reasonably requested by University); and

9.8.5. Time Limitations. Unless mutually agreed by the Parties in writing, such negotiations for a direct license are not to exceed [***] days from the end of the Initial Notice Period.

9.9. Except as set forth in Section 9.8.5 (Time Limitations), University may, at its sole discretion, waive any of these requirements. If all of the conditions set forth in this Section 9.8 (Sublicenses After Termination) are met, then Sublicensee will be granted such direct license by University. If any condition set forth in this Section 9.8 (Sublicenses After Termination) is not met, then after expiration of any time period granted to Sublicensee with respect to meeting such condition (for example and to the extent applicable, the Initial Notice Period and/or the periods described in Subsections 9.8.4 (Sublicensee Certification that Conditions are Satisfied) and 9.8.5 (Time Limitations)), Sublicensee will not practice Licensed Rights except as provided for in Section 9.6 (Effect of Termination) and University will be free to license or not license Licensed Rights to such Sublicensee according to University’s sole discretion.

10. RELEASE, INDEMNIFICATION, AND INSURANCE.

10.1. Company’s Release. Company hereby releases University, Cambridge, and their regents, employees, and agents forever from any and all suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses) relating to or arising out of [***].

10.2. Indemnification. Company will indemnify, defend, and hold harmless University, Cambridge, and their regents, employees, and agents (each, an “lndemnitee”) from all Third Party suits, actions, claims, liabilities, demands, damages, losses, or expenses (including reasonable attorneys’ and investigative expenses), based on University’s and Cambridge’s role in developing or licensing Licensed Rights and relating to or arising out of [***] (each, a “Claim”), provided that the Company will not have obligations to the extent resulting from [***]. In the event of a Claim, the lndemnitee against whom a Claim is brought will: (a) give Company written notice of the Claim within a reasonable period of time after such lndemnitee receives notice thereof along with sufficient information for Company to identify the Claim; and (b) cooperate and provide such assistance ([***]) as Company may reasonably request in connection with Company’s defense, settlement and satisfaction of the Claim. Company will pay or reimburse all costs and expenses reasonably incurred by such lndemnitee to provide any such cooperation and assistance. Any settlement that would admit liability on the part of University or Cambridge or that would involve any relief other than the payment of monetary damages will be subject to the approval of University and/or Cambridge, such approval not to be unreasonably withheld.

10.3. Company’s Insurance.

10.3.1. General Insurance Requirement. Throughout the term of this Agreement, or during such period as the Parties will agree in writing, Company will maintain full force and effect commercial general liability (CGL) insurance and product liability insurance, with single claim limits at an amount customary to Company’s business for activities and/or products of a similar nature. Such insurance policy will include coverage for claims that may be asserted by University and/or Cambridge against Company under Section 10.2 (Indemnification). Such insurance policy will name the Board of Regents of the University of Washington and the University of Cambridge as additional insureds and will require the insurer to deliver written notice to University at the address set forth in Section 13.10 (Notices), at least [***] days prior to the termination of the policy. Company will deliver to University a copy of the certificate of insurance for such policy.

10.3.2. Clinical Trial Liability Insurance. Within [***] days prior to the initiation of human clinical trials with respect to Licensed Product(s), Company will provide to University certificates evidencing the existence and amount of clinical trials liability insurance. Company will issue irrevocable instructions to its insurance agent and to the issuing insurance company to notify University of any discontinuance or lapse of such insurance not less than [***] days prior to the time that any such discontinuance is due to become effective. Company will provide University a copy of such instructions upon t heir transmittal to the insurance agent and issuing insurance company. Company will further provide University [***] proof of continued coverage.

11. WARRANTIES

11.1. Authority. Each Party represents and warrants to the other Party that it has full power and authority to execute, deliver, and perform this Agreement, and that no other proceedings by such Party are necessary to authorize the Party’s execution or delivery of this Agreement.

11.2. Documents. University represents and warrants that: all University personnel, including employees, students, consultants and contractors, who University is aware as of Effective Date have contributed to the Licensed Patents as of Effective Date have either (a) been party to a for-hire relationship with University that affords University sufficient ownership of all Licensed Patents to provide this license to Company, or (b) executed assignment documents in favor of University as prescribed by University policies to provide University sufficient ownership of the Licensed Patents to provide this license to Company. Furthermore, in the interinstitutional agreement between University and Cambridge, Cambridge represents that [***].

11.3. No Known Infringement. As of the Effective Date, [***] (a) no claim has been made or is threatened charging University or Cambridge with infringement of, or claiming that the Licensed Rights infringe any Third Party rights; and (b) no proceedings have been instituted, or are pending or threatened, which challenge the University’s or Cambridge’s rights in respect to the Licensed Patents or other Licensed Rights.

11.4. Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 11.1 (AUTHORITY), 11.2 (DOCUMENTS), AND 11.3 (NO KNOWN INFRINGMENT) UNIVERSITY AND CAMBRIDGE DISCLAIM AND EXCLUDE ALL WARRANTIES, EXPRESS AND IMPLIED, CONCERNING EACH LICENSED RIGHT AND EACH LICENSED PRODUCT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. University innovation has been developed as part of research conducted at University. University innovation is experimental in nature and is made available “AS IS,” without obligation by University to provide accompanying services or support except as specified in this Agreement. The entire risk as to the quality and performance of University innovation is with Company.

11.5. Intellectual Property Disclaimers. University and Cambridge expressly disclaim any warranties concerning and makes no representations: (a) that the Licensed Patent(s) will be approved or will issue; (b) concerning the validity or scope of any Licensed Right; or (c) that the practice of Licensed Rights, or the manufacture, use, sale, lease or other disposition of a Licensed Product will not infringe or violate a Third Party’s patent, copyright, or other intellectual property right.

12. DAMAGES

12.1. Remedy Limitation. EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (A) IN NO EVENT WILL UNIVERSITY AND/OR CAMBRIDGE BE LIABLE FOR PERSONAL INJURY OR PROPERTY DAMAGES ARISING IN CONNECTION WITH THE ACTIVITIES CONTEMPLATED IN THIS AGREEMENT AND (B) IN NO EVENT WILL EITHER PARTY AND/OR CAMBRIDGE BE LIABLE FOR LOST PROFITS, LOST BUSINESS OPPORTUNITY, INVENTORY LOSS, WORK STOPPAGE, LOST DATA OR ANY OTHER RELIANCE OR EXPECTANCY, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OF ANY KIND.

12.2. Damage Cap. IN NO EVENT WILL UNIVERSITY’S TOTAL LIABILITY FOR THE BREACH OR NONPERFORMANCE OF THIS AGREEMENT EXCEED [***]. THIS LIMITATION WILL APPLY TO CONTRACT, TORT, AND ANY OTHER CLAIM OF WHATEVER NATURE.

13. GENERAL PROVISIONS

13.1. Amendment and Waiver. This Agreement may be amended from time to time only by a written instrument signed by the Parties. No term or provision of this Agreement will be waived, and no breach excused, unless such waiver or consent is in writing and signed by the Party claimed to have waived or consent ed. No waiver of a breach will be deemed to be a waiver of a different or subsequent breach.

13.2. Assignment. The rights and licenses granted by University in this Agreement are personal to Company and Company will not assign its interest or delegate its duties under this Agreement without the written consent of University, which consent will not to be unreasonably withheld or delayed; any such assignment or delegation made without written consent of University will not release Company from its obligations under this Agreement. Notwithstanding the foregoing, Company, without the prior approval of University, may assign all, but no less than all, of its rights and delegate all, but no less than all, of its duties under this Agreement to a Third Party provided that: (a) the assignment is made to such Third Party as a part of and in connection with an Acquisition, (b) Company obtains from such Third Party written agreement to honor all obligations under this Agreement accrued by Company before Acquisition and all obligations under this Agreement to accrue by such Third Party assignee after Acquisition, and (c) Company provides written notice to University of the Acquisition, together with a substitution of parties document or copy of the assignment confirming compliance with (b) above, no later than [***] days after the close of the Acquisition. Any assignment made in violation of this Section 13.2 (Assignment) is void and will constitute an act of breach that requires remedy under Section 9.2 (Termination by University). This Agreement will inure to the benefit of Company and University and their respective permitted assignees and trustees.

13.3. Confidentiality.

13.3.1. Form of Transfer. Confidential Information may be conveyed in tangible or intangible form. Disclosing Party must clearly mark its Confidential Information “confidential”. If disclosing Party communicates Confidential Information in non-written form, it will reduce such communications to writing, clearly mark it “confidential”, and provide a copy to receiving Party within [***] days of original communication at the address in Section 13.10 (Notices). Any business information delivered by Company as required under this Agreement shall be deemed marked “ confidential”, whether or not such confidential marking appears.

13.3.2. No Unauthorized Disclosure of Confidential Information. Beginning on the Effective Date and continuing throughout the term of this Agreement and thereafter for a period of [***] years, receiving Party will not disclose or otherwise make known or available to any Third Party any disclosing Party Confidential Information, without the express prior written consent of disclosing Party. Notwithstanding the foregoing, receiving Party will be permitted to disclose Confidential Information of disclosing Party to (i) actual or potential investors, lenders, consultants, advisors, collaborators, Sublicensees, or development partners, which disclosure will be made under conditions of confidentiality and limited use and (ii) its attorney or agent as reasonably required. In no event will receiving Party incorporate or otherwise use disclosing Party’s Confidential Information in connection with any patent application filed by or on behalf of receiving Party. Receiving Party will restrict the use of disclosing Party’s Confidential Information to uses exclusively in accordance with the terms of this Agreement. Receiving Party will use reasonable procedures to safeguard disclosing Party’s Confidential Information. In the case where Company is the receiving Party, Company’s confidentiality obligations will also apply equally to Sublicensees.

13.3.3. Access to University Information. University is an agency of the state of Washington and is subject to the Washington Public Records Act, RCW 42.56 et seq., (“Act”), and no obligation assumed by University under this Agreement will be deemed to be inconsistent with University’s obligations as defined under the Act and as interpreted by University in its sole discretion. If University receives a request for public records under the Act for documents containing Company Confidential Information, and if University concludes that the documents are not otherwise exempt from public disclosure, University will provide Company notice of the request before releasing such documents. Such notice will be provided in a timely manner to afford Company sufficient time to review such documents and/or seek a protective order, at Company’s expense utilizing the procedures described in RCW 42.56.540. University will have no other obligation to protect Company. Confidential Information from disclosure in response to a request for public records.

13.3.4. Disclosure as Required by Law. Either Party will have the right to disclose the other Party’s Confidential Information as required by law or valid court order, provided that such Party will inform the Party who owns such Confidential Information prior to such disclosure, will cooperate with the owner Party’s efforts to limit or avoid disclosure, and will limit the scope and recipient of disclosure to that required by such law or court order.

13.4. Escalation; Dispute Resolution. If Company disputes that (i) a default has occurred as contemplated in Section 9.2 (Termination by University), or that a default has not been cured, or (ii) Company wishes to dispute termination of this Agreement resulting from a failed renegotiation of a new Performance Milestone as contemplated under Section 5.2 (Renegotiation of Performance Milestones), then Company may provide University with a written dispute notice (“Dispute Notice”) prior to expiration of the [***] cure period referenced in Section 9.2, stating the basis of Company’s disagreement with respect to such default or cure. If Company disputes that a default has occurred as contemplated in Section 9.3 (Events of Default), then Company may provide University with a Dispute Notice within [***] days of University sending the notice of termination referenced in Section 9.3. Upon receipt of a Dispute Notice, University’s right to terminate this Agreement will be suspended and all rights under this Agreement will continue unaffected provided the dispute resolution process in this Section 13.4 (Escalation; Dispute Resolution) is being exercised. Any dispute will first be escalated to [***], representatives of which will be instructed to work in good faith to attempt to reach a mutually acceptable resolution of the dispute that would avoid termination of this Agreement. If the representatives are unable to reach such resolution of the dispute within [***] days of delivery of the Dispute Notice, an independent, neutral mediator acceptable to both Parties (acting reasonably) will be appointed. The Parties will submit their dispute to mediation according to such parameters as they may mutually agree in writing. The Parties agree to discuss their differences in good faith and to attempt in good faith, with facilitation by the mediator, to reach an amicable resolution of the dispute within [***] days after the mediator’s appointment. If the Parties are not able to agree on resolution of the dispute within such period, or within [***] days of the Dispute Notice, whichever is earlier, including agreeing on a new Performance Milestone pursuant to Section 5.2 “Renegotiation of Performance Milestones) if that is the subject of the dispute, then the dispute resolution process of this Section 13.4 (Escalation; Dispute Resolution) will be complete and either Party may pursue any other action that is legally available to it.

13.5. Consent and Approvals. Except as otherwise expressly provided in this Agreement, all consents or approvals required under the terms of this Agreement must be in writing and will not be unreasonably withheld or delayed.

13.6. Construction. The headings preceding and labeling the sections of this Agreement are for the purpose of identification only and will not in any event be employed or used for the purpose of construction or interpretation of any portion of this Agreement. As used herein and where necessary, the singular includes the plural and vice versa, and masculine, feminine, and neuter expressions are interchangeable, and the word “including” shall mean “ including, without limitation.”

13.7. Enforceability. If a court of competent jurisdiction adjudges a provision of this Agreement unenforceable, invalid, or void, such determination will not impair the enforceability of any of the remaining provisions hereof and the provisions will remain in full force and effect.

13.8. No Third-Party Beneficiaries. Except as identified in parts of this Agreement referencing Cambridge, no provision of this Agreement, express or implied, confers upon any person other than the Parties to this Agreement, any rights, remedies, obligations, or liabilities hereunder. No Sublicensee will have a right to enforce or seek damages under this Agreement.

13.9. Language. Unless otherwise expressly provided in this Agreement, all notices, reports, and other documents and instruments that a Party elects or is required by the terms of this Agreement to deliver to the other Party will be in English.

13.10. Notices. Al l not ices, requests, and other communications that a Party is required or elects to deliver will be in writing and will be delivered personally, or by facsimile or electronic mail (provided such delivery is confirmed), or by a recognized overnight courier service or by United States mail, first-class, certified or registered, postage prepaid, return receipt requested, to the other Party at its address set forth below or to another address as a Party may designate by notice given under this Section 13.10 (Notices):

If to University: [***]

If to Company: [***]

13.11. Proprietary Markings. To the extent commercially feasible, Company will mark all material forms of Licensed Products or packaging pertaining thereto made and sold by Company in the United States with patent marking conforming to 35 U.S.C. §287(a), as amended from time to time. All Licensed Product(s) shipped to or sold in other countries will be marked in such a manner as to provide notice to potential infringers pursuant to the patent law and practice of the country of manufacture or sale.

13.12. Use of University’s Name and Trademarks or the Names of University Faculty, Staff, or Students. No provision of this Agreement grants Company or Sublicensee any right or license to use the name or trademarks of University or Cambridge or the names or identities of any member of the faculty, staff, or student body of University or Cambridge. Except as provided herein, Company will not use, and will not permit a Sublicensee to use, any such trademarks, names, or identities without University’s and, as the case may be, Cambridge’s, and such member’s prior written approval. Notwithstanding the foregoing, Company may provide factual information regarding the existence of this Agreement

13.13. Publicity. University will have the right to report in its customary publications and presentations that University and Company have entered into a license agreement for the technology covered by the Licensed Rights and University may use Company logos in such publications and presentations provided that University does not modify Company’s logos and does not through such use imply any endorsement by Company of University. The Parties will cooperate with one another to review and respond to any press release or similar communication proposed by the other Party regarding the non-confidential subject matter of this Agreement. The specific content and timing of such press releases or similar communication is subject to mutual agreement by the Parties, which will not be unreasonably withheld. Further, University and Company will issue a joint press release regarding this Agreement, subject to both Party’s review and approval of the specific content thereof, and such press release will include specific mention of the contributions of University personnel and University in developing the technology in a prominent portion of the press release. Company will provide University with appropriate quotes for such press release. University may post the press release in digital and print publications as well as on University’s own website.

13.14. Relationship of Parties. In entering into, and performing their duties under, this Agreement, the Parties are acting as independent contractors and independent employers. No provision of this Agreement will create or be construed as creating a partnership, joint venture, or agency relationship between the Parties. No Party will have the authority to act for or bind the other Party in any respect.

13.15. Relationship with Principal Investigator. Company acknowledges that Principal Investigator is employed by University and has certain pre-existing obligations to University, including obligations with respect to disclosure and ownership of intellectual property and obligations arising from sponsored research agreements between University and Third Parties. Accordingly, Company agrees that to the extent that any consulting agreement between Company and Principal Investigator is inconsistent with any of Principal Investigator’s obligations to University, including the reporting of all inventions developed while employed by University (regardless of where arising) and including contractual obligations arising under any sponsored research agreements between University and Third Parties, then Principal Investigator’s obligations to University will prevail and to such extent any inconsistent provisions of such consulting agreement will be deemed inapplicable and unenforceable.

13.16. Security Interest. In no event will Company grant, or permit any person to assert or perfect, a security interest in the Licensed Rights; however, Company may grant or permit a security interest in the Company’s rights under this Agreement.

13.17. Survival. The obligations specified in Section 6 (Payments, Reimbursements, Reports and Records) will survive termination of this Agreement provided Reports will not be required for any period in which there are no Net Sales other than the final report due under Section 9.7 (Final Report to University). The obligations and rights set forth in Section 9 (Termination); Section 10 (Release, Indemnification, and Insurance); Section 11 (Warranties); Section 12 (Damages); Section 13.3 (Confidentiality), Section 13.17 (Survival), Section 13.19 (Applicable Law) and Section 13.20 (Forum Selection) will survive the termination or expiration of this Agreement.

13.18. Collection Costs and Attorneys’ Fees. If a Party fails to perform an obligation or otherwise breaches one or more of the terms of this Agreement, the other Party may recover from the non-performing breaching Party all its costs (including actual attorneys’ and investigative fees) to enforce the terms of this Agreement.

13.19. Applicable Law. The intern al laws of the state of Washington will govern the validity, construction, and enforceability of this Agreement, without giving effect to the conflict of laws principles thereof.

13.20. Forum Selection. Any suit, claim, or other action to enforce the terms of this Agreement will be brought exclusively in the state and federal courts of King County, Washington. Company hereby submits to the jurisdiction of that court and waives any objections it may have to that court asserting jurisdiction over Company or its assets and property.

13.21. Counterparts. This Agreement may be executed by facsimile and in identical counterparts, each of which (including signature pages) will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile, scanned, or photocopied signature (and any signature duplicated in another similar manner) identical to the original will be considered an original signature.

13.22. Entire Agreement. This Agreement (including all attachments, exhibits, and amendments) is the final and complete understanding between the Parties concerning licensing· the Licensed Rights. This Agreement supersedes any and all prior or contemporaneous negotiations, representations, and agreements, whether written or oral, concerning the Licensed Rights. This Agreement may not be modified in any manner, except by written agreement signed by an authorized representative of both Parties.

<< Signature Page Follows >>

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized representatives.

University of Washington		Cytocardia, Inc.

By:	/s/ Fiona Wills	By:	/s/ Rene T. Murry
Name:	Fiona Wills	Name:	Rene T. Murry
Title:	Director, Innovation Development	Title:	Chief Business Officer
Date:	October 9, 2018	Date:	October 8, 2018

Exhibit A

Start-Up License Schedule

A1. Licensed Rights:

A.1.1. Licensed Patents:

[***]

A2. Performance Milestones (Section 5.1 “Performance Milestones”): Company will achieve the following Performance Milestones:

Performance Milestones

[***]

A3. Payments (Section 6.1):

Running Royalty Payments. Company will pay to University within [***] days after the last day of each calendar quarter during the term of this Agreement an amount equal to [***]% of Net Sales during such quarter as a running royalty payment.

A.3.1.1 Third Party Royalties. If a Licensed Party is required to pay royalties to a Third Party based on such Licensed Party’s manufacture, use, offer for sale, sale or import of Licensed Product subject to one or more patents of such Third Party that create a total Third Party royalty burden for the Licensed Product of greater than [***]%, then the royalty Company pays to University pursuant to Section A3.1 may be reduced by the lesser of (i) [***]% of the royalty amount that would have been due to the University absent a Third Party royalty reduction under this Section A3.1.1, or (ii) [***]% of the royalty amount actually paid to the Third Party(ies) or (iii) the percent such Licensed Party may reduce such Third Party royalty by based on a royalty stacking provision for the same product. To qualify for this reduction, the Third Party patent must be required or useful for such manufacture, use, offer for sale, sale or import of the Licensed Product. In the event Net Sales are reduced [***].

A.3.1.2 Combination Products. Combination Products will be calculated by multiplying actual Net Sales of such Combination Products by the fraction A/(A+B), where “A” is the Net Sales price of the Licensed Product if sold or performed separately, and “ B” is the Net Sales price of the other product, component or ingredient or service in the Combination Product if sold separately. If, on a country-by-country basis, the other product, component or ingredient or service in the Combination Product is not sold separately in said country, Net Sales for the purpose of determining Running Royalties of the Combination Product shall be calculated by multiplying actual Net Sales of the Combination Product by the fraction A/C where “A” is the Net Sales price of the Licensed Product, if sold separately, and “C” is the Net Sales price of the Combination Product. If, on a country-by-country basis, neither the Licensed Product, nor the other product, component or ingredient or service in the Combination Product, is sold separately in said country, Net Sales for the purpose of determining Running Royalties of the Combination Product shall be determined in good faith by the parties. A Combination Product may include a Licensed Product and any separate product, component or ingredient or service developed by or in-licensed by Licensee from a Third Party provided it is a Combination Product as defined in this Agreement. In the event Net Sales are reduced because of Third Party Royalties as defined in this Agreement, then Combination Product offset is not applicable.

A.3.1.3 In no circumstance shall reductions due to either Combination Products or Third Party Royalties result in a royalty due to University of less than [***]% on cumulative Net Sales.

A.3.2. Minimum Annual Fees. Company will pay minimum annual fees for the term of this Agreement to be creditable against running royalty payments for the preceding calendar year on a non-cumulative basis. Minimum Annual Fees are to be due in full and payable on January 31st of each year beginning on January 31st following the second anniversary of the Effective Date and continuing during the term of this Agreement according to the following schedule:

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A.3.2.1 lf this Agreement is terminated prior to the payment of a minimum annual fee in any given year, the amount due for that minimum annual fee payment will be prorated on the basis of the number of full quarters that have elapsed prior to termination since the last payment of a minimum annual fee.

A.3.3. Financial Milestones. Company will pay to University the following non-cumulative, non-creditable, and non-refundable milestone achievement payments within [***] days of achieving the corresponding milestone, whether achieved by Company or a Sublicensee.

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A.3.4. In consideration for the rights granted to Company hereunder, within [***] days after the Effective Date, Company will issue to University a number of Shares equal to [***]% of Company’s Fully-Diluted Shares as of the Effective Date, such Shares to be issued pursuant to a Stock Subscript ion Agreement having substantially the same form as the form of agreement attached hereto as Exhibit C. In addition, Company agrees to issue additional Shares to University sufficient to cause the University to own in aggregate [***]% of Company’s Fully-Diluted Shares through such time as the Company has raised Qualified Financing; provided, however, that if Company closes an equity financing that would result in its cumulative equity capital raised being in excess of the Qualified Offering Proceeds, any such excess capital (and resulting dilution) will be ignored and the number of additional Shares to be issued to University will be calculated assuming Company had raised only such amount of equity capital as would result in its cumulative equity capital raised since incorporation being equal to the Qualified Offering Proceeds. Any such additional Shares will be issued as of or immediately after such closing.

A.3.4.1 Participation Rights. If Company proposes to sell any equity securities or securities that are convertible into equity securities of the Company, then the University and/or its Assignee (as defined below) will have the right to purchase up to that portion of the securities issued in each offering that equals the University’s then current, fully-diluted percentage ownership of the Company on the same terms and conditions as are offered to the other purchasers in each such financing. Company shall provide [***] days advance written notice of each such financing, including reasonable details regarding the terms of the financing. The term “Assignee” means (a) any entity to which the University’s participation rights under this Section A3.4.1 have been assigned either by the University or another entity, or (b) any entity that is controlled by the University. This paragraph shall survive the termination of this Agreement. Notwithstanding anything to the contrary herein, the University and/or its Assignee shall not have any participation rights if the Company proposes to sell any securities that are (i) issued to employees, officers or directors of, or consultants or advisors to Company or any subsidiary of Company pursuant to stock purchase or stock option plans or other arrangements that are approved by the board of directors of Company, (ii) securities issued for consideration other than cash pursuant to an Acquisition, (iii) securities issued to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing approved by the board of directors of Company, or (iv) securities issued to third-party service providers in exchange for or as partial consideration for services rendered to Company.

A.3.5. Sublicense Consideration. Within [***] days of the end of each calendar quarter during the term of this Agreement, Company will pay to University [***]% of any Sublicense Consideration received by Company during such calendar quarter unless such percentage is reduced by achievement of Performance Milestones by Company or its Sublicensees prior to execution of the particular Sublicense in accordance with the schedule below. A further reduction of the percentage of Sublicense Consideration payable to University under this Agreement will be negotiated in good faith between the Parties where, in addition to the Sublicense of any rights granted to Company hereunder, Company or its Sublicensee also grants a Sublicensee a license or sublicense under a Third Party’s intellectual property rights that are infringed (or in the case of a Third Party’s pending patent claims, would be infringed if such claims were then issued) by Licensed Product(s), and only to the extent that the total aggregate consideration for such combined license is treated as Sublicense Consideration.

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A.3.6. Acquisition Fee. University will be paid within [***] days of such an Acquisition a fee (the “Acquisition Fee”) equal to (a) [***]% of the Acquisition Consideration if no Performance Milestones have been achieved by Company or its Sublicensees, (b) [***]% of the Acquisition Consideration if Performance Milestone 1 has been achieved by Company or its Sublicensees, (c) [***]% of the Acquisition Consideration if Performance Milestone 2 has been achieved by Company or its Sublicensees, or (d) [***]% of the Acquisition if (i) three or more Performance Milestones have been achieved by Company or its Sublicensees, or (ii) Company has raised Qualified Financing (regardless of whether any of Performance Milestones 1 through 3 has been achieved). The Acquisition Fee otherwise due under this

Section A3.6 (Acquisition Fee) will be reduced and offset by the amount of consideration attributable to liquidation of University’s Shares issued under Section A3.4 (Equity) above. For this purpose, the consideration attributable to the Shares will be deemed to include all amounts paid at closing, placed in escrow, subject to earnout payments, or otherwise contemplated by the agreement relating to such Acquisition, to the extent such amounts are actually received by University. The Company will act in good faith and will not intentionally seek to avoid payment of or reduce the Acquisition Fee by raising capital or achieving other Performance Milestones specifically for that purpose.

A.3.7. Patent Expense Payment.

A.3.7.1 Company will, within [***] days from raising Qualified Financing or [***] years from the Effective Date, whichever comes first, (“Patent Reimbursement Date”), pay or reimburse University for paying, [***] Patent Expenses incurred on or after the Patent Reimbursement Date (“Future Patent Expenses”) within [***] days of its receipt of University’s invoice for such Future Patent Expenses. University reserves the right to request advance payments for certain Past and Future Patent Expenses, at University’s discretion.

A.3.7.2 Company will, within [***] days from raising in excess of [***] (Qualified Financing [***]), to the extent not previously reimbursed to University by Company or a Third Party, reimburse University for [***] Patent Expenses incurred prior to, on or after the Effective Date and up to the Patent Reimbursement Date (“Past Patent Expenses”). The amount of unreimbursed Past Patent Expenses invoiced to University prior to the Effective Date is approximately [***].

A.3.7.3 If Company raises [***] (Qualified Financing [***]) or less up to the Patent Reimbursement Date, then reimbursement of all Past Patent Expenses shall be paid as follows: (i) a first installment payment equal to [***] shall be paid within [***] days after the Patent Reimbursement Date; (ii) a second installment payment equal to [***] shall be paid within [***] days after the [***] anniversary of the Patent Reimbursement Date; and (iii) a third and final installment payment equal to [***] shall be paid within [***] days after the [***] anniversary of the Patent Reimbursement Date.

A.3.7.4 Company’s Past Patent Expenses reimbursement obligation currently applies to the issued Licensed Patent [***] that serves as the priority case for the [***] for which Company will be granted a field-limited license [***]. If University should grant a license to a Third Party under issued Licensed Patent [***], then, as of the date of execution of such Third Party agreement, Company shall not be obligated to pay for any outstanding Past Patent Expenses that were paid by University for this [***] case and have not been reimbursed by Company, provided that Company has paid its pro rata share of Past Patent Expenses as of the date of execution of said Third Party agreement. If University has granted, or in the future grants, a license to a Third Party under the [***] outside of Company’s field, the associated Past Patent Expenses and Future Patent Expenses as of the date of execution of said Third Party agreement not yet reimbursed by Company, shall be allocated [***].

A.3.7.5 Notwithstanding Paragraphs 4.2 and 4.3 of this Agreement, if at any time [***] fails to provide advance payment when requested, [***] shall make patent filing, prosecution, and maintenance decisions, including choosing which countries to prosecute patents, in its sole discretion and [***] shall have no rights to provide instruction or to take over patent prosecution. [***] shall reasonably consider input provided by [***], but have no obligation to act on such input.

Exhibit B

Royalty Report Form

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Exhibit C

Stock Subscription Agreement

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